SUB-ITEM 77Q3

AIM CHARTER FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 4/30/2009
FILE NUMBER:       811-1412
SERIES NO.:        3

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $ 42,646

        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $     --
          Class C               $     --
          Class R               $     84
          Class Y               $    128
          Institutional Class   $  3,586

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                 0.1540

        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class B                     --
          Class C                     --
          Class R                 0.1264
          Class Y                 0.1565
          Institutional Class     0.2223

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                277,903

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                 24,487
          Class C                 15,593
          Class R                  1,000
          Class Y                  1,601
          Institutional Class     17,472

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  12.00

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  11.58
          Class C               $  11.61
          Class R               $  11.94
          Class Y               $  12.02
          Institutional Class   $  12.32